Exhibit 10.10

[Execution Copy]

PROMISSORY NOTE

$750,000	September 7, 2016

FOR VALUE RECEIVED, the undersigned, Zone Technologies, Inc., a Nevada corporation (“Maker”), promises to pay to the order of HMNY Zone Loan LLC, a Delaware limited liability company (“Payee”), the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000) (the “Principal”) plus (the “Interest”) at such times and in the manner set forth herein. The Principal and Interest are collectively referred to herein as the “Obligations”, and all payments thereof shall be payable to Payee in lawful money of the United States of America at Empire State Building, 350 5th Avenue, New York, New York 10118 or wherever otherwise designated in writing from time to time by Payee. All defined terms used in this Note unless otherwise defined herein shall have the meanings ascribed to them in the “Security Agreement” (defined below).

All Principal shall be due and payable on the earlier of (i) September 6, 2017 or (ii) the date on which the “Notes” (as defined in that certain Securities Purchase Agreement, dated as of September 7, 2016 by and among the Parent and the buyers named therein as purchasers of the Notes) become due and payable as a result of the acceleration of the payment obligation under such Notes; provided however prior to accelerating the Notes, Maker shall be given five (5) days prior notice and the right to cure any default under the Notes. All Principal outstanding from time to time hereunder shall accrue Interest until paid in full at a rate per annum equal to six percent (6%), calculated on the basis of a year of 360 days. All accrued Interest shall be payable (i) monthly in arrears, commencing on the date which is fifteen (15) days after the date on which the Merger is effected or the Merger is abandoned pursuant to the Merger Agreement, (ii) on the day of each subsequent month, which numerically corresponds to the first day on which interest is due and payable, and (iii) on the date the Principal is paid. In the event Parent or Zone Acquisition, Inc. shall be liable to make any payment to Borrower pursuant to Section 6.2 or 6.3 of the Merger Agreement, such amount due Borrower at the election of the Borrower shall be applied as a credit against the amounts due under this Note.

This Note is secured by that certain Security and Pledge Agreement, dated as of September 7, 2016 by and between Maker and Payee (“Security Agreement”).

Upon the occurrence of an Event of Default Maker shall within one (1) Business Day give to Payee written notice thereof, which notice shall be delivered in accordance with Section 9 of the Security Agreement. Upon the occurrence of an Event of Default, Payee, may declare all of the Obligations to be immediately due and payable. Maker may prepay from time to time all or any portion of the then outstanding Principal without premium or penalty of any kind or nature. Any accrued Interest on the portion of the Principal which is prepaid shall be paid concurrently with such Principal payment.

No provision of this Note shall be deemed to establish or require the payment of Interest at a rate in excess of the maximum rate permitted by applicable law. In the event that the Interest required to be paid under this Note exceeds the maximum rate permitted by applicable law, the Interest required to be paid hereunder shall be automatically reduced to the maximum rate permitted by applicable law. In the event any Interest paid exceeds the then applicable legal rate, the excess of such Interest over the maximum amount of interest permitted to be charged shall automatically be deemed to be applied to reduce unpaid costs, if any; then to reduce accrued and unpaid Interest, if any; and then to reduce Principal; the balance of any excess interest remaining after application of the foregoing, if any, shall be refunded to Maker.

If any action is taken on this Note, Maker shall pay all cost of collection incurred by Payee, including, without limitation, reasonable attorneys’ fees.

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Any action to enforce the terms of this Note shall be brought solely in the Federal and state courts located in the State and County of New York.

MAKER IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF ANY TRANSACTION CONTEMPLATED HEREBY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date and year first above written.

Zone Technologies, Inc.

By:	/s/ Theodore Farnsworth

Its:	Chief Executive Officer